EXHIBIT 2.2


PAUL J. COUCHOT -  State Bar No. 131934
CHARLES LIU -  State Bar No. 190513
WINTHROP COUCHOT
PROFESSIONAL CORPORATION
3 Civic Plaza, Suite 280
Newport Beach, CA 92660
Telephone:     (949) 720-4100
Facsimile:     (949) 720-4111

Attorneys for Debtor and Debtor-in-Possession

LEONARD SHULMAN - State Bar 126349
MARK BRADSHAW - State Bar No. 192540
MARSHACK SHULMAN HODGES & BASTIAN LLP
Towne Centre Plaza
26632 Towne Centre Drive, Suite 300
Foothill Ranch, CA 92612
Telephone:     (949) 340-3400
Facsimile:     (949) 340-3000

Attorneys for Official Committee of Unsecured Creditors


                         UNITED STATES BANKRUPTCY COURT
                         CENTRAL DISTRICT OF CALIFORNIA

                               SANTA ANA DIVISION

                                        |
In re:                                  |     Case No. SA 99-18522 RA
                                        |
THE L. L. KNICKERBOCKER CO., INC., a    |     Chapter 11 Proceeding
California corporation,                 |
                                        |     DEBTOR'S AND COMMITTEE'S THIRD
                                        |     AMENDED JOINT CHAPTER 11 PLAN
                Debtor and              |
                Debtor-in-Possession.   |     DISCLOSURE RESTATEMENT HEARING
                                        |     ------------------------------
                                        |     DATE:  February 15, 2002
                                        |     TIME:  10:00 a.m.
                                        |     PLACE: Courtroom 6C
                                        |            411 West Fourth Street
                                        |            Santa Ana, CA 92701
                                        |
                                        |     PLAN CONFIRMATION HEARING
                                        |     -------------------------
                                        |     DATE:  July 12, 2002
                                        |     TIME:  3:30 p.m.
                                        |     PLACE: Courtroom 6C
                                        |            411 West Fourth Street
                                        |            Santa Ana, CA 92701
                                        |
----------------------------------------

                               EXHIBIT 1 - PAGE 12


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                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----

I.       INTRODUCTION.......................................................  2

II.      DEFINITIONS AND INTERPRETATIONS AND RULES
         OF CONSTRUCTION....................................................  2
         A.      Definitions................................................  2
         B.      Interpretation, Computation of Time and Governing Law......  9
                 1.       Defined Terms.....................................  9
                 2.       Rules of interpretation...........................  9
                 3.       Time Periods...................................... 10
                 4.       Section Numbers................................... 10

III.     CLASSIFICATION OF CLAIMS AND INTERESTS............................. 10
         A.      Unsecured Claims........................................... 10
         B.      Interests.................................................. 10

IV.      TREATMENT OF CLAIMS AND INTERESTS.................................. 11
         A.      Unclassified Claims........................................ 11
                 1.       Treatment of Administrative Claims................ 11
                 2.       Treatment of Gap Period Claims.................... 12
                 3.       Treatment of Priority Claims...................... 13
                 4.       Treatment of Priority Tax Claims.................. 13
         B.      Treatment of Classes of Claims............................. 14
                 1.       Class 1 (Allowed General Unsecured Claims)........ 14
         C.      Treatment of Classes of Interest and Subordinated Claims... 15
                 1.       Class 2 (Interest Holders)........................ 15

V.       MEANS FOR EXECUTION AND IMPLEMENTATION OF
         THIS PLAN.......................................................... 15
         A.      The Liquidating Trust...................................... 15
         B.      Sale of the Debtor's Stock to RG International............. 16
         C.      Effective Date Payments.................................... 17
         D.      Disbursing Agent........................................... 17
         E.      Retention of Jurisdiction.................................. 18
         F       Retention and Management of D&O Claims..................... 18
         G.      Claims Litigation.......................................... 22
         H.      Inconsistencies between Plan and Bylaws.................... 22

VI.      EXECUTORY CONTRACTS................................................ 22

                               EXHIBIT 1 - PAGE 13


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                                                                            PAGE
                                                                            ----

VII.     EFFECT OF CONFIRMATION OF PLAN..................................... 23
         A.       Discharge................................................. 23
         B.       Revesting of Property in the Debtor....................... 24
         C.       Modification of Plan...................................... 24
         D.       Post-Confirmation Conversion/Dismissal.................... 24
         E.       Final Decree.............................................. 25

                              EXHIBIT 1 - PAGE 14


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                                       I.

                                  INTRODUCTION
                                  ------------

         The L. L. Knickerbocker Co. Inc., a California corporation, the debtor and debtor-in-possession herein (the "Debtor") and its Official Committee of Unsecured Creditors (the "Committee"), propose this Third Amended Joint Chapter 11 Plan (the "Plan") for the resolution of the Debtor's outstanding Creditor Claims and Equity Interests. Reference is made to the Debtor's and Committee's Second Amended Joint Disclosure Statement as Modified in Open Court on 2'15'02 ("Disclosure Statement") and separate Motion for Order Modifying Debtor's and Committee's Second Amended Chapter 11 Plan as Modified in Open Court on 2'15'02 (the "Modification Motion") for further discussion of the Debtor's history, business, assets, and financial information, and for a summary of this Plan and certain related matters.

         All holders of Claims and Equity Interests are encouraged to read this Plan, the Disclosure Statement, and the Modification Motion in their entirety before voting to accept or reject this Plan. No materials, other than the Disclosure Statement and the exhibits and schedules attached thereto or referenced therein, have been approved by the United States Bankruptcy Court for the Central District of California for use in soliciting acceptances or rejections of this Plan.

                                       II.

                         DEFINITIONS AND INTERPRETATIONS
                         -------------------------------
                            AND RULES OF CONSTRUCTION
                            -------------------------

          A.      DEFINITIONS
                  -----------

         In addition to such other terms as are defined in other sections of the Plan and the Disclosure Statement, the following terms (which appear in the Plan and the Disclosure Statement as capitalized terms) have the following meaning as used in the Plan and Disclosure Statement.

         1. "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under Section 503(b) of the Bankruptcy Code and referred to in Section 507(a)(1) of the Bankruptcy Code, including, without limitation:
(a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries or commissions for services); (b) compensation for legal, financial

                               EXHIBIT 1 - PAGE 15


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advisory, accounting and other services and reimbursement of expenses awarded or allowed under Sections 330(a) or 331 of the Bankruptcy Code: and (c) all fees and charges assessed against the Estate under 28 U.S.C. ss. 1930.

         2. "ALLOWED ADMINISTRATIVE CLAIM" means an Administrative Claim allowed pursuant to Sections 503(b) or 507(b) of the Bankruptcy Code."

         3. "ALLOWED CLAIM" means a Claim against the Debtor to the extent that -

                  a.       a Proof of Claim

                           (1) was timely filed; or

                           (2) is deemed filed under applicable law or by reason of an order of the Bankruptcy Court; and

                  b. (1) the Debtor or Reorganized Debtor does not file an objection within a time fixed by the Bankruptcy Court and the Claim is not otherwise a Disputed Claim (but only to the extent that such Claim is not a Disputed Claim);

                           (2) the Claim is allowed (and only to the extent allowed) by a Final Order; or

                           (3) the Claim is allowed under the Plan.

         4. "ALLOWED AMOUNT" means the amount of any Claim against the Debtor determined in accordance with Sections 502 and 506(a) of the Bankruptcy Code and any other applicable section of the Bankruptcy Code, and recognized by the Debtor as valid or allowed by final order of the Court, except to the extent described or defined otherwise herein.

         5. "ALLOWED PRIORITY CLAIM" means an Allowed Claim entitled to priority pursuant to Sections 507(a)(3), (4) or (6) of the Bankruptcy Code.

         6. "ALLOWED SECURED CLAIM" means an Allowed Claim secured by a lein, security interest or other charge against the property in which the Estate has an interest, or which is subject to set-off under Section 553 of the Bankruptcy Code, to the extent of the value, determined in accordance with Section 506(a) of the Bankruptcy Code, of the interest of the holder of such

                              EXHIBIT 1 - PAGE 16


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secured Claim in the Estate's interest in such property, or to the extent of the amount subject to any set-off, as the case may be.

         7. "ALLOWED CLASS CLAIM" means an Allowed Claim in the particular Class described.

         8. "APPROVAL DATE" means the date on which an order approving the Disclosure Statement, or an amended version thereof, is entered by the clerk on the Court's docket.

         9. "ASSUMED LIABILITIES" means the Debtor's liabilities specifically assumed by Marian as part of the Sale to Marian.

         10. "AVOIDANCE ACTION" means any action which is filed or which may be filed pursuant to the provisions of Sections 510, 542, 543, 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code, any actions based on applicable non-bankruptcy law that may be incorporated or brought under the foregoing sections of the Bankruptcy Code, or any other similar action or proceeding filed to recover property for or on behalf of the Estate or to avoid a lien or transfer.

         11. "BANKBOSTON" means BankBoston, N.A., now known as FleetBoston, the former holder of a purportedly valid perfected first priority lien against substantially all of the Debtor's assets. BankBoston's interest in the Debtor was subsequently assigned to Republic, as defined below.

         12. "BANKRUPTCY CODE" OR "CODE" means Title 11 of the United States Code, as now in effect or hereafter amended. All citations in the Plan to section numbers are to the Code unless otherwise expressly indicated.

         13. "BANKRUPTCY COURT" OR "COURT" means the United States Bankruptcy Court for the Central District of California or, if such court ceases to exercise jurisdiction over the Reorganization Case, such court or adjunct thereof that exercises jurisdiction over the Reorganization Case in lieu of the United States Bankruptcy Court for the Central District of California.

         14. "BANKRUPTCY RULES" OR "RULES" means, collectively (a) the Federal Rules of Bankruptcy Procedure and (b) the Local Bankruptcy Rules for the United States Bankruptcy Court for the Central District of California, as now in effect or hereafter amended.

                              EXHIBIT 1 - PAGE 17


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         15. "BAR DATE" means the last date for filing unscheduled claims, claims that differ from the scheduled claims, or claims scheduled as disputed, contingent, or unliquidated, which has been set by the Court to be May 27, 2000. If additional creditors are discovered, the Debtor may serve such creditor(s) with a supplemental notice advising that the Bar Date was set by the Court, and that said creditor(s) must file a proof of claim within sixty (60) days from the date of service of the supplemental notice.

         16. "BUSINESS DAY" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

         17. "CASE" means the within Chapter 11 proceeding, known as Case No. 99-18522 RA, pending before the United States Bankruptcy Court, Central District of California.

         18. "CLAIM" means any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, legal, equitable, secured or unsecured; or, a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right is an equitable remedy or is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         19. "CLAIMANTS" OR "CREDITORS" means persons or entitles holding Allowed Claims.

         20. "CLASS" means any grouping into which Allowed Claims and Interests are classified pursuant to Article III of the Plan.

         21. "Closing Date" means October 9, 2001, the date the Sale of substantially all of the Debtor's assets to Marian closed.

         22. "COMMITTEE" means the Official Committee of Unsecured Creditors in this case.

         23. "CONFIRMATION" means the entry by the Bankruptcy Court of the Confirmation Order.

         24. "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on the Court docket.

         25. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan under Section 1129 of the Bankruptcy Code.

                              EXHIBIT 1 - PAGE 18


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         26. "CONVERSION DATE" means December 7, 1999, which is the date the
Court entered the Debtor's Consent to Entry of Order for Relief and Election to Convert to Chapter 11.

         27. "CREDITOR" means any person or entity holding an Allowed Claim or Claims against the Debtor.

         28. "D&O AUDITOR CLAIMS" means claims against the Debtor's current and former officers and directors, D&O insurance and auditors. D&O Auditor Claims include claims related to the principal and interest of a $750,000 loan due and owing to the Company by Mr. Louis L. Knickerbocker and potential claims against officers and directors giving rise to such loan and in the administration of such loan.

         29. "DEBTOR" means The L.L. Knickerbocker Co., Inc., the debtor and debtor-in-possession in this Chapter 11 Case.

         30. "DISBURSING AGENT" means the Liquidating Trustee.

         31. "DISCLOSURE STATEMENT" means this Joint Disclosure Statement for Debtor's and Committee's Joint Chapter 11 Plan of Reorganization prepared by the Debtor and the Committee as required by Section 1125 of the Bankruptcy Code and approved by an Order of the Bankruptcy Court.

         32. "DISPUTED CLAIM" means a Claim as to which a proof of claim has been Filed or deemed Filed under applicable law, as to which an objection has been or may be timely Filed by the Debtor or Reorganized Debtor and which objection, if timely Filed, has not been withdrawn on or before any date fixed for Filing such objections by the Plan or Order of the Bankruptcy Court and has not been overruled or denied by a Final Order.

         33. "EFFECTIVE DATE" means ten (10) days after the date that the Confirmation Order becomes a Final Order or the following Business Day if the tenth day falls on a weekend or legal holiday (as defined in Bankruptcy Rule 9006(a))

         34. "EQUITY SECURITY" OR "INTEREST" means a stock or equity interest in the Debtor.

         35. "EQUITY SECURITY HOLDER" OR "INTEREST HOLDER" means a holder of an Equity Security or Interest in the Debtor or an individual or entity that was contractually entitled to hold an interest but was not issued such interest.

                              EXHIBIT 1 - PAGE 19


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         36. "ESTATE" means the estate created in the Chapter 11 Case for the
Debtor under Section 541 of the Bankruptcy Code.

         37. "FILE" OR "FILED" means filed with the Bankruptcy Court in the Chapter 11 Case.

         38. "FINA1 ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the Court's docket, which has not been reversed, stayed, modified or amended, and as to which (i) the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely filed, or (ii) any appeal that has been or may be taken or any petition for certiorari that has been or may he filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

         39. "GAP PERIOD" means the period of time from the Petition Date to the Conversion Date, specifically August 23, 1999 to December 7, 1999.

         40. "LLK THAILAND" means the Debtor's former subsidiary The L.L. Knickerbocker (Thai) Company Limited and its subsidiaries including Harlyn International, Ltd.

         41. "LIQUIDATING TRUST" means the trust which will be created upon the Effective Date and out of which the distributions to Creditors will be paid.

         42. "LIQUIDATING TRUSTEE" means the trustee of the Liquidating Trust, which will be John M. Wolfe, or any other Committee designee.

         43. "MARIAN" means Marian LLC, the purchaser of substantially all of the Debtor's assets.

         44. "MARIAN NOTE" means the promissory note to be issued by Marian to the Committee as partial consideration for the Sale of substantially all of the Debtor's assets to Marian.

         45. "ORDER" means an order or judgment of the Bankruptcy Court as entered on its docket.

         46. "PEC" means Pure Energy Corporation, a corporation in which the Debtor owned shares of preferred stock which were sold or distributed during this Chapter 11 case.

         47. "PERSON" means any individual, corporation, general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, government or any political subdivision, governmental unit (as defined in the Bankruptcy Code) or official committee appointed by the United States Trustee.

                              EXHIBIT 1 - PAGE 20


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         48. "PETITION DATE" means the date, August 23, 1999, upon which certain petitioning creditors filed their involuntary Chapter 7 petition with the Court.

         49. "PLAN" means the Debtor's and the Committee's Joint Chapter 11 Plan for the Debtor in this Case and all exhibits and schedules annexed thereto or referred to therein, as the same may be amended, modified, or supplemented from time to time and any amendment or modification thereof.

         50. "POST-CONFIRMATION COMMITTEE" means the Committee following the Confirmation Date. The role of the Post-Confirmation Committee shall be limited primary to advising the Liquidating Trustee, appointing a replacement Liquidating Trustee if necessary, and commenting as appropriate on claims.

         51. "PRIORITY TAX CLAIM" means an Allowed Claim for an amount entitled no priority under section 507(a)(8) of the Bankruptcy Code.

         52. "REORGANIZED DEBTOR" means the Debtor, on and after the Confirmation Date.

         53. "REPUBLIC" means Republic Credit Corporation, the former secured creditor of the Debtor pursuant to an assignment from BankBoston.

         54. "RETAINED ASSETS" means the Debtor's assets that were not part of the Sale to Marian: (i) 1,000 shares of PEC stock being held for the Debtor's debenture holders, (ii) all claims of the Debtor's Estate against the Debtor's former and current officers and directors and related insurance policies and proceeds, including claims related to the principal and interest due on a certain $750,000 loan due and owing to the Debtor from Mr. Louis Knickerbocker,
(iii) the Debtor's estate's avoidance actions; and (iv) the Debtor's stock which also includes the stock of the Debtor's subsidiary Georgetown Collection and Georgetown Collection's subsidiary Magic Attic Press.

         55. "RG" means RG International Limited, the Debtor's sourcing agent and potential acquirer of equity in the Reorganized Debtor through a stock sale. [The acquisition is conditional on the Confirmation Order containing the required clauses.]

         56. "SALE" means the sale of substantially all of the Debtor's assets to Marian approved by the Bankruptcy Court on September 4, 2001 and which closed on October 9, 2001.

                              EXHIBIT 1 - PAGE 21


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         57. "SCHEDULED" means as set forth on the Schedules of Asset and
Liabilities on file with the Bankruptcy Court.

         58. "SCHEDULES OF ASSETS AND LIABILITIES" means the Schedules of Assets and Liabilities filed by the Debtor with the Bankruptcy Court, as the same have been or may be amended from time to time prior to the Effective Date.

         59. "SECURED CLAIM" means any Claim that is secured by a lien on property in which the Estate has an interest or that is subject to setoff under
Section 553 of the Bankruptcy Code.

         60. "SECURED CREDITOR" means the holder of an Allowed Secured Claim.

         61. "UNCLASSIFIED CLAIMS" means the Allowed Amount of: (i) all administrative expenses of the Debtor's Chapter 11 Case, allowed pursuant to
Section 503(b) of the Bankruptcy Code, and (ii) all allowed, unsecured Claims entitled to priority pursuant to Section 507(a)(1), (2), (3), (4) and (6) of the Bankruptcy Code for wages, salaries, vacation, severance, sick pay or commissions.

         62. "UNSECURED CLAIMS" means the Allowed Amounts of those Claims against the Debtor for which there are no assets of the Debtor serving as security, but not including any priority Claims.

         63. "UNSECURED CREDITORS" means Creditors holding allowed, unsecured Claims against the Debtor for which there arc no assets of the Debtor serving as a security, but not including priority Claims.

         B.       INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW.
                  ------------------------------------------------------

         1.       DEFINED TERMS.

         Any term used in the Plan that is not defined in the Plan, either in
Article II, Section A (Definitions) or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules has the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

         2.       RULES OF INTERPRETATION.

         For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural: (b) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be

                              EXHIBIT 1 - PAGE 22
substantially in such form or substantially on such terms and conditions: (c) any references in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified in a particular reference, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (e) the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan in its entirety rather than to only a particular portion of the Plan;
(f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (g) the rules of construction set forth in
Section 102 of the Bankruptcy Code shall apply.

         3.       TIME PERIODS.

         In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         4.       SECTION NUMBERS.

         References in this Plan and the Disclosure Statement to a Code section are references to the United States Bankruptcy Code (Title 11 of the United States Code) except as otherwise indicated.

                                      III.

                     CLASSIFICATION OF CLAIMS AND INTERESTS
                     --------------------------------------

         A.       UNSECURED CLAIMS
                  ----------------

                  CLASS 1: All Allowed Unsecured Claims, excluding Debenture Holders and Subordinated Claims.

         B.       INTERESTS

                  CLASS 2: The Allowed Interests of the Debtor's Interest
                  Holders.

                              EXHIBIT 1 - PAGE 23

                                      IV.

                        TREATMENT OF CLAIMS AND INTERESTS
                        ---------------------------------

         A.       UNCLASSIFIED CLAIMS
                  -------------------

         Certain types of Claims are not placed into voting Classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Debtor has not placed the following Claims in a Class.

                  1.       TREATMENT OF ADMINISTRATIVE CLAIMS

                           (a.)     General Provisions
                                    ------------------

                            Administrative Claims are claims relating to the
expenses of administering the Debtor's Chapter 11 case. Pursuant to the Code, all Allowed Administrative Claims shall be paid on the Effective Date, either by Marian or the Debtor, unless a particular claimant agrees to a different treatment. As part of the Sale, Marian assumed all of the Debtor's Allowed Administrative Claims, including post-petition accounts payable, "cure" payments under assumed executory contracts, and the Debtor's professional fees, which will be paid first from the Estate's portion of the LLK Thailand Sale (except for trade debt incurred in the ordinary course of business). If any Allowed Administrative Claim remains unpaid after the proceeds of the Estate's portion of the LLK Thailand Sale are exhausted, Marian will pay such Allowed Administrative Claim over time in monthly installments over 180 days from the Closing Date of the Sale in accordance with the priorities under the Bankruptcy Code or pursuant to agreement between the parties. Marian will pay Administrative Claims for trade debt incurred in the ordinary course of business over time in monthly installments over 18O days from the Closing Date of the Sale or pursuant to agreement between the parties. Accordingly, the Debtor does not believe it will owe any Allowed Administrative Claims on the Effective Date. Payment on an Administrative Claim will not be made until such payment would have become due in the ordinary course of the Debtor's business or under the terms of the Claim in the absence of the Reorganization Case.

                           (b.)     Payment of Statutory Fees
                                    -------------------------

                              EXHIBIT 1 - PAGE 24

                            On or before the Effective Date, all fees payable
pursuant to 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the hearing on Confirmation, shall be paid in cash.

                           (c.)     Bar Date For Administrative Claims
                                    ----------------------------------

                                    (1)      GENERAL PROVISIONS

                                    Requests for payment of Administrative
Claims must be Filed no later than sixty (60) days after the Confirmation Date. In addition to the Debtor, the Post-Confirmation Committee, and the Liquidating Trust, Marian shall have standing to object to any Administrative Claim. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses, the holders of any Claims for federal, state or local taxes, holders of non-tax liabilities incurred in the ordinary course of business by the Debtor after the Conversion Date and holders of cure payments for assumed contracts or contracts assumed as modified) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtor, the Debtor in Possession, the Reorganized Debtor, or any of their respective property.

                                    (2)      PROFESSIONALS

                                    All professionals or other entities
requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other Person for making a substantial contribution in the Reorganization Case) shall File and serve on the Reorganized Debtor an application for final allowance of compensation and reimbursement of expenses no later than thirty (30) days after the Effective Date.

                  2.       TREATMENT OF GAP PERIOD CLAIMS

                  Gap Period Claims arc claims relating to the Debtor's operations from the Petition Date to the Conversion Date. Pursuant to the Code, all allowed Gap Period Claims shall be paid on the Effective Date, either by Marian or the Debtor, unless the particular claimant agrees to a

                              EXHIBIT 1 - PAGE 25
different treatment. As part of the Sale, Marian assumed all of the Debtor's Allowed Gap Period Claims, which will be paid first from the Estate's portion of the LLK Thailand Sale. If any Allowed Gap Period Claim remains unpaid after the proceeds of the Estate's portion of the LLK Thailand Sale are exhausted, Marian will pay such Allowed Gap Period Claims over time in monthly installments over 180 days from the Closing Date of the Sale in accordance with the priorities under the Bankruptcy Code. Accordingly. the Debtor does not believe it will owe any Allowed Gap Period Claims on the Effective Date. In addition to the Debtor, the Post-Confirmation Committee, and the Liquidating Trust, Marian shall have standing to object to any Gap Period Claim. The Allowed Gap Period Claims consists primarily of operational expenses incurred during the Gap Period.

                  3.       TREATMENT OF PRIORITY CLAIMS

                  Certain claims entitled to priority under Code section 507(a) are required to be paid on the Effective Date. As part of the Sale, Marian assumed the Debtor's Allowed Priority Claims. The Debtor is presently unaware of the existence of any Allowed Priority Claims. However. in the event such a liability exists, such claims will he paid by either Marian or the Debtor on the Effective Date. In addition to the Debtor, the Post-Confirmation Committee, and the Liquidating Trust, Marian shall have standing to object to any Priority Claim. If any Allowed Priority Claims remain unpaid after the proceeds of the Estate's portion of the LLK Thailand Sale are exhausted, Marian will pay such Allowed Priority Claims over time in monthly installments over 180 days from the Closing Date of the Sale in accordance with the priorities under the Bankruptcy Code or pursuant to agreement between the parties.

                  4.       TREATMENT OF PRIORITY TAX CLAIMS

                  Priority tax claims are certain unsecured income, employment and other taxes set forth in Code section 507(a)(8). The Code requires that each holder of an Allowed Priority Tax Claim receive the present value of such claim in deferred cash payments, over a period not exceeding six (6) years front the date of the assessment of such tax. As part of the Sale, Marian assumed the Debtor's Allowed Priority Claims. The Debtor is presently unaware of the existence of any pre-petition priority tax claims. However, in the event such a liability exists, such claims will be paid

                              EXHIBIT 1 - PAGE 26
by either Marian or the Debtor on the Effective Date. In addition to the Debtor, the Post-Confirmation Committee, and the Liquidating Trust, Marian shall have standing to object to any Priority Tax Claim. However, in the event such a liability exists, except as otherwise agreed to by Marian and the applicable taxing agency, Marian shall pay each holder of an Allowed Priority Claim for taxes of the kind specified in Bankruptcy Code section 507(a)(8), deferred cash payments over a period not exceeding six years from the date of assessment of such Claim, in an aggregate amount equal to the amount of such Allowed Claim, plus interest from the Effective Date on the unpaid portion of such Allowed Claim (without penalty of any kind) at the rate prescribed below. The payment of the amount of each such Allowed Claim shall be made in equal semiannual installments with the first installment due on the latest of: (i) the Effective Date, (ii) thirty (30) calendar days after the date on which an order allowing such Claim becomes a Final Order, and (iii) such other time or times as may be agreed to by the holder of such Claim and Marian. Each installment shall include simple interest on the unpaid portion of such Allowed Claim, without penalty of any kind, at the statutory rate of interest provided for such taxes under applicable nonbankruptcy law; PROVIDED, HOWEVER, that Marian reserves the right to pay any Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty.

         B.       TREATMENT OF CLASSES OF CLAIMS
                  ------------------------------

                  1.       CLASS 1 (ALLOWED GENERAL UNSECURED CLAIMS)
                           ------------------------------------------

                  Class 1 is impaired under the Plan. Allowed Class 1 Claims shall not include post-petition interest, penalties, fees or costs. Holders of Allowed Class 1 Claims shall receive the following treatment on the Effective Date in exchange for and in satisfaction of their Allowed Claim:

         a. Their pro-rate membership interest in the assets of the Liquidating Trust, up to the allowed amount of their claims, consisting of the following assets:

                  i. The Marian Note, including the P1K Note(s) as adjusted;

                  ii.      5% Equity interest in the Reorganized Debtor;

                              EXHIBIT 1 - PAGE 27

                  iii. All net proceeds, if any, of any alleged claims against the Debtor's current officers and directors and D&O insurance and auditors, if any (the "D&O Auditor Claims"); and

                  iv.      All Estate litigation recoveries, if any.

         b. Distributions on account of Allowed Claim 1 Claims shall be made as described in the Liquidating Trust Agreement.

                  C.       TREATMENT OF CLASSES OF INTERESTS AND SUBORDINATED
                           --------------------------------------------------
                           CLAIMS
                           ------

                           1.       CLASS 2 (INTEREST HOLDERS)
                                    --------------------------

                           The holders of Allowed Class 2 Interests are impaired
under the Plan. The Equity Security Holders' interests will be cancelled on the Effective Date. The Equity Security Holders will receive a 5% equity interest in the Reorganized Debtor as part of the sale of the Reorganized Debtor's stock to RG.


                                       V.

               MEANS FOR EXECUTION AND IMPLEMENTATION OF THIS PLAN
               ---------------------------------------------------

         A.       THE LIQUIDATING TRUST
                  ---------------------

         The Liquidating Trust will be created on the Effective Date which will hold and distribute the Retained Assets on behalf of the Estate. The Liquidating Trust shall be administered John M. Wolfe, the Liquidating Trustee selected by the Committee. All payments to Creditors as set forth in the Plan will be made out of the Liquidating Trust except for payments on account of Allowed Administrative Claims, Allowed Gap Period Claims, and Allowed Priority Claims, which will be paid either by Marian or the Debtor as discussed in the preceding sections.

         The Liquidating Trustee shall be the Estate representative for purposes of prosecuting D&O Auditor Claims and any Avoidance Action. Any recovery from the D&O Auditor Claims or any Avoidance Action after payment of attorneys' fees and costs shall he deposited into the Liquidating Trust for distribution according to this Plan. The recovery of potential claims against the Debtor's officers and directors shall be limited exclusively to proceeds from any applicable insurance policies assuming such officers and directors comply with the conditions of an agreement reached with the Committee. The Liquidating Trustee shall be authorized to retain and

                              EXHIBIT 1 - PAGE 28
pay professional fees after the Effective Date without order of the Court; provided, however, that the Court shall retain jurisdiction to resolve any dispute relating to professional fees. The Liquidating Trust's legal fees shall he paid solely from the assets of the Liquidating Trust. The Liquidating Trust need not obtain Bankruptcy Court approval of the fees and expenses of counsel to the Liquidating Trust unless such approval is sought by a party-in-interest.

         Upon the Confirmation Date, the Post-Confirmation Committee will act primarily to advise the Liquidating Trustee when necessary, and to elect a successor Liquidating Trustee if necessary. The Post-Confirmation Committee and the Liquidating Trust shall exist at no cost to the Reorganized Debtor, unless there is a Plan default, in which case the Post-Confirmation Committee and the Liquidating Trust shall be entitled to be reimbursed for reasonable attorneys' fees upon a finding of a default.

         B.       SALE OF THE DEBTOR'S STOCK TO RG INTERNATIONAL
                  ----------------------------------------------

         The majority of the stock of the Reorganized Debtor will be sold to RG International Ltd. ("RG"), or RG's designee or assignee, in exchange for a waiver of any claims held by RG against the Debtor's estate except for a $60,000 Administrative Claim which shall he deemed to be an Allowed Administrative Claim (the "Proposed RG Stock Acquisition"). The essential terms of the Proposed RG Stock Acquisition is as follows:

         1. Upon the Effective Date or as soon as practicable thereafter, the stock of the Reorganized Debtor will be distributed as follows:

                  RG (or its designee or assignee)                  90%

                  Liquidating Trustee (Unsecured Creditors)          5%

                  Present Equity Security Holders                    5%

         2. In exchange for 90% of the stock of the Reorganized Debtor, RG shall waive and release any and all claims it has against the Debtor's estate including, without limitation, pre-petition unsecured claims, post-petition administrative claims and any equity interest it or its principals hold in the Debtor; provided, however, that RG shall retain an Allowed Administrative Claim in the amount of $60,000.

                              EXHIBIT 1 - PAGE 29

         3. The corporate books and records of the Debtor shall be transferred to RG or its designee or assignee.

         4. Other than the stock of the Reorganized Debtor, and related corporate books and records, no other Estate assets would be transferred to RG (or its assignee or designee).

         5. RG's offer is expressly conditioned upon the entry of a final order of the bankruptcy court confirming a plan of reorganization which provides for:
(a) a discharge of the reorganized debtor under 11 U.S.C. ss. 1141; (b) a finding that the issuance of the stock of the reorganized debtor through the Plan is exempt from state and federal securities laws as provided in 11 U.S.C. ss. 1145; (c) exonerating RG and its designee or assignee (if any) from any obligation to actually use the Reorganized Debtor to expand the business of RG or its designee or assignee or to relist the stock of the Reorganized Debtor for trading, and (d) exempting RG and its designee or assignee from any liability to the Liquidating Trustee, Unsecured Creditors or Equity Security Holders arising out of any decision by RG or its designee or assignee not to cause the Reorganized Debtor to engage in future business or not to re-list the stock of the Reorganized Debtor for trading.

         6. Even though neither the Debtor nor RG believe any such claims exist, nevertheless the Debtor shall waive any and all claims and causes of action (if any) that the Estate may have against RG including, without limitation, any pre and post-petition claims and any claims arising under the United States Bankruptcy Code.

         C.       EFFECTIVE DATE PAYMENTS
                  -----------------------

         Marian or the Debtor shall pay all Allowed Administrative, Gap Period, and Priority Claims on the Effective Date unless the claimant agrees otherwise. As part of the Sale, Marian assumed the Debtor's Allowed Administrative, Allowed Gap Period, and Allowed Priority Claims. Accordingly, the Debtor believes it will owe no payments on the Effective Date.

         D.       DISBURSING AGENT
                  ----------------

         The Debtor shall act as the disbursing agent for the purpose of making all distributions provided for under the Plan prior to the Effective Date and the Liquidating Trustee shall act the disbursing agent after the Effective Date.

                              EXHIBIT 1 - PAGE 30

         E.       RETENTION OF JURISDICTION
                  -------------------------

         The Court will retain jurisdiction to the extent provided by law.

         F.       RETENTION AND MANAGEMENT OF D&O CLAIMS
                  --------------------------------------

         As previously discussed, the Sale to Marian did not include the Retained Assets which includes the D&O/Auditor Claims against the Debtor's current and former officers and directors. The Debtor has and shall continue to use good faith efforts to preserve all claims, demands, and causes of action of the Estate against its current and former officers and directors and their auditors. The Committee has agreed that it will prosecute such D&O/Auditor Claims and any other claims it wishes to pursue at no cost to the Debtor. The Debtor and the Committee have agreed that the Committee is better able to pursue these claims on behalf of the Estate and have signed a stipulation which further authorizes the Committee to bring pursue such claims. After the Confirmation Date, the Liquidating Trustee will pursue D&O Auditor Claims, Avoidance Actions and other claims on behalf of the Estate. Plan Confirmation shall constitute additional authority for the Committee and the Liquidating Trustee to pursue the D&O Auditor Claims, Avoidance Actions and similar claims on behalf of the Estate.

         On or about January 18, 2002, the Committee, in order to preserve such claims for the benefit of the Estate, filed a complaint in the Orange County Superior Court against the Debtor's current and former directors Louis Knickerbocker, Anthony Shutts, Gerald Margolis, Rene Alvarez, William Black, and Tamara Knickerbocker setting forth seven causes of action: conversion, money had and received, money lent, money paid, negligence, breach of fiduciary duty, and indemnity and contribution. Additionally, the Committee is currently negotiating with derivative plaintiffs (individuals who own stock in the Debtor) for purposes of initiating derivative claims against the Debtor and its officers and directors. The Committee anticipates having that matter filed within the next few weeks. Confirmation of the Plan shall constitute retroactive approval of the filing of this complaint and the employment of counsel, as well as the terms of Paragraphs 15 a-c of the Term Sheet as modified herein. The proposed terms of the employment of the Committee's litigation counsel are attached hereto as Exhibit "4."

                              EXHIBIT 1 - PAGE 31

         The officers and directors were entitled to protection from collection of any personal liability to them in exchange for their cooperation in the above described litigation (the "Safe Harbor") pursuant to paragraphs 15 a-c of a certain term sheet executed by and between the Debtor and the Committee in or around March 2001 (the "Term Sheet") Paragraphs 15 a-c of the Term Sheet were incorporated by reference in the Asset Purchase Agreement approved by the Court on September 4, 2001 as part of the Sale to Marian. A copy of the Term Sheet is attached hereto as Exhibit "2" and the Debtor and Committee seek to reaffirm the agreement contained in Paragraphs 15 a-c of the Term Sheet through Confirmation of the Plan. As previously discussed, the Term Sheet was created to memorialize the terms of a prior plan of reorganization that was never filed. Accordingly, the only provisions of the Term Sheet that are still "valid" are Paragraphs 15 a-c of the Term Sheet, which have survived because they were incorporated by reference in the Marian Sale. With respect to the Safe Harbor, the Debtor and the Committee agreed through the Term Sheet that:

                  a. In the event certain conditions set forth below are met, the Committee covenants and agrees that it will not pursue collection of any settlement or judgment from the assets of any individual officer or director who elects to comply with the requirements set forth below ("Covenant Not to Execute Agreement" or "Non-Recourse Agreement"). The Committee may recover said settlement and/or judgment (if any) from any other source, including, but not limited to, any insurance policies procured by the Debtor or the individual officers and directors. If and only if the Claims are not accepted by the Debtor's D&O carrier without reservation, then the Committee may pursue any insurance policy obtained by the individual officers or directors that have sought the protection of the covenant not to execute, but the Committee shall continue to be prohibited from pursuing any other personal assets of the officers and directors that have sought the protection of the covenant not to execute.

                  b. The Covenant Not to Execute Agreement is expressly conditioned upon the following events occurring; (1) prior to the Plan's Effective Date, the Debtor shall be responsible for renewing and maintaining all current D&O and CGL policies of insurance.

                              EXHIBIT 1 - PAGE 32
         and shall increase limits of coverage as deemed appropriate, however, in no event may the Debtor decrease the limit of any current policy of insurance. Thereafter, the Committee shall be responsible for paying the premiums related to the D&O and CGL policies of insurance at the sole expense of the Committee. However, the Committee's responsibilities for renewing and paying such policies and premiums is not a condition precedent for the Covenant Not to Execute; (2) the Debtor shall place all existing carriers on notice of the threatened claims, i.e., tender the claims, prior to February 23, 2001; (3) the Debtor shall obtain and deliver an original copy of a tolling agreement executed by every current and former officer and director of the Debtor who seeks to have the protection of the covenant not to execute prior to the hearing on any Plan Confirmation or Disclosure Statement (a form acceptable to Committee has already been delivered to Debtor's counsel); and (4) the Debtor shall obtain and deliver an original executed copy of a general assignment of rights as to any and all claims each officer and/or director who seeks the protection of the covenant not to execute may have as against any carrier that has issued a policy of insurance to the Debtor or the individual. However, the assignment shall only become effective in the event the carrier issues a denial of coverage letter in response to any tender.

                  c. The Committee is only authorized to retain an attorney to prosecute (if it so chooses to prosecute) the D&O/Auditor Claims, if any, on a contingency fee basis, including costs. Moreover, the Committee (or its designated representative) agrees to meet with Mr. Simpson to discuss the potential claims in advance of any lawsuit being filed, unless such filing is necessary to preserve the applicable statute of limitations. All of the foregoing rights, interests, and responsibilities of the Committee shall be assigned to the Liquidating Trust on the Effective Date. The premise for offering the original Safe Harbor contained in the Term Sheet to the officers and directors was the desire by the Committee to create an incentive for the officers and directors to cooperate in providing information regarding the potential claims and to ensure that existing liability insurance was maintained. The Committee has satisfied itself that the information provided and the amount of existing and

                              EXHIBIT 1 - PAGE 33
         potential coverage renewed and/or maintained can be more than a fair and adequate trade off for the potential of obtaining judgments against the individual officers and directors and having to enforce said judgment against them in lieu of garnering the officers and directors' cooperation in the prosecution of these claims and an assignment of any claims the officers and or directors may have against the Debtor's insurers or their personal insurers for failure to accept the claims tendered.

         The Committee has been advised through Debtor's counsel that various policies of insurance were maintained, and/or renewed, including policies for Directors' and Officers' Liability Insurance. Copies of those policies have been provided to and reviewed by the Committee's counsel. Furthermore, counsel to the Committee has consulted with counsel to certain directors regarding coverage issues. The Committee has satisfied itself that the amount of potential coverage is satisfactory to address the claims owed in this estate.

         Notwithstanding the provisions of the Term Sheet between the Debtor and the Committee, there is currently no formal written agreement in place between the Committee and any officer or director with respect to the tolling of the statute of limitations or a covenant not to execute on the personal assets of the officers and directors (the "Tolling/Non-Recourse Agreement"). The Committee's Counsel, the Debtor's Counsel and counsel to certain of the target director's have reiterated their interest in finalizing a Tolling/Non-Recourse Agreement consistent with the provisions of the Term Sheet no later than the first hearing on the confirmation of the Plan.

         Accordingly, the parties to the Term Sheet have agreed to modify those provisions as follows: conditioned upon satisfaction of the obligations set forth in Paragraph 15b of the Term Sheet no later than the first hearing on the Confirmation of the Plan, the Committee agrees that all claims it is asserting (either directly, indirectly, or derivatively) are non-recourse as to the personal assets of the officers and directors of the Debtor that comply with the terms of Paragraph 15b the Term Sheet as modified herein by such date. The substantially final form of the writing memorializing this non-recourse term is attached hereto as Exhibit "3" (the "Non-Recourse Agreement"). Those officers and directors who wish to avail themselves of the terms of the Non-Recourse Agreement must execute that Agreement upon being named by the Committee in any

                              EXHIBIT 1 - PAGE 34
action and after tendering the Committee's claims to all insurers who have issued insurance policies which may provide coverage for the claims. The Non-Recourse Agreement will specifically provide that by executing the same, the signatory officers and directors covenant, upon demand by the Committee, to execute a tolling agreement and/or insurance claim assignment agreement consistent with the Term Sheet. Those officer and directors who are not parties to the Non-Recourse Agreement shall not be entitled to claim the protections of its terms.

         G.       CLAIMS LITIGATION
                  -----------------

         The Liquidating Trust shall prosecute any and all remaining objections to Claims as well as avoidance actions on behalf of the Estate. Any other claims arising pre or post Confirmation shall also be reserved by the Committee and assigned to the Liquidating Trustee. The deadline for filing objections to General Unsecured Claims is one hundred twenty (120) days from the Confirmation Date.

         The deadline for filing objections to Administrative, Gap Period, and Priority Claims is one hundred fifty (150) days from the Confirmation Date.
With respect to Administrative, Gap Period, and Priority Claims, the Liquidating Trustee shall present to Marian, no later than one hundred twenty (120) days from the Confirmation Date, an analysis of the merits of the Administrative, Gap Period, and Priority Claims. Thereafter, Marian shall review such analysis to determine whether to join any Claim objection filed by the Liquidating
Trustee. Marian also shall have standing to object to any Administrative, Gap Period, and Priority Claims that the Liquidating Trustee decides not to object to.

         H.       INCONSISTENCIES BETWEEN PLAN AND BYLAWS
                  ---------------------------------------

         To the extent that any provision of the Plan is inconsistent with the Debtor's corporate bylaws, the provisions of the Plan shall control and the bylaws will be amended accordingly.

                                       VI.

                               EXECUTORY CONTRACTS
                               -------------------

         As part of the Sale, the Debtor assumed certain executory contracts and unexpired leases and assigned them to Marian the ("Assumed Contracts"). Attached hereto as Exhibit "1" is a list of the Assumed Contracts.

                              EXHIBIT 1 - PAGE 35

         On the Confirmation Date, except for any agreement relating to an acquisition at the Reorganized Debtor through a stock sale or reverse merger and for any executory contract or unexpired lease specifically assumed or rejected pursuant to a prior order of the Bankruptcy Court, each executory contract or unexpired lease entered into by the Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be deemed rejected pursuant to Section 365 of the Bankruptcy Code. The Order of the Court confirming the Plan shall constitute an Order approving the rejection of each of the Debtor's leases and contracts not listed in Exhibit "l." If you are a party to a lease or contract to be assumed or rejected and you object to the assumption or rejection of your lease or contract, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan.

         THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A ARISING FROM THE REJECTION OF A LEASE OR CONTRACT IS THIRTY (30) DAYS AFTER THE PLAN'S EFFECTIVE DATE. Any Claim based on the rejection at a contract or lease will be barred if the proof of claim was not timely filed, unless the Court later orders otherwise.

                                      VII.

                         EFFECT OF CONFIRMATION OF PLAN
                         ------------------------------

         A.       DISCHARGE
                  ---------

         The Plan provides that upon the Effective Date, if the Debtor consummates the stock sale to RG, the Reorganized Debtor shall be discharged of liability for payment of debts incurred before Confirmation of the Plan, to the extent specified in 11 U.S.C. ss. 1141. Thereafter, Claimants may enforce payment of their debts only as modified and restructured in the Plan. Claimants may enforce such payment in courts of competent jurisdiction after substantial consummation of the Plan. However, the discharge will not discharge any liability imposed by the Plan.

         If the Debtor does not consummate the stock sale to RG, the Debtor will be liquidated and will therefore not receive a discharge because in a liquidation, the Debtor will not meet the test for receiving a discharge under 11 U.S.C. ss. 1141(d)(3).

                              EXHIBIT 1 - PAGE 36

         B.       REVESTING OF PROPERTY IN THE DEBTOR
                  -----------------------------------

         Except as provided elsewhere in the Plan, the Confirmation of the Plan revests all of the Retained Assets of the Estate in the Debtor which will immediately be transferred to the Liquidating Trust.

         C.       MODIFICATION OF PLAN
                  --------------------

         The Debtor may modify the Plan at any time before confirmation. However, the Court may require a new disclosure statement and/or re-voting on the Plan. The Debtor may also seek to modify the Plan at any time after confirmation only if (1) the Plan has not been substantially consummated and (2) the Court authorizes the proposed modifications after notice and a hearing.

         D.       POST-CONFIRMATION CONVERSION/DISMISSAL
                  --------------------------------------

         A creditor or party in interest may bring a motion to convert or dismiss the case under ss. 1112(b), after the Plan is confirmed, if there is a default in performing the Plan. If the Court orders the case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate. The automatic stay will be reimposed upon the revested property, but only to the extent that relief from stay was not previously authorized by the Court during this case. The order confirming the Plan may also be revoked under very limited circumstances. The Court may revoke the order if the order of confirmation was procured by fraud and if the party in interest brings an adversary proceeding to revoke confirmation within 180 days after the entry of the order of confirmation.

                              EXHIBIT 1 - PAGE 37

         E.       FINAL DECREE
                  ------------

         Once the Estate has been fully administered as referred to in Bankruptcy Rule 3022, the Plan Proponent, or other party as the Court shall designate in the Plan Confirmation Order, shall file a motion with the Court to obtain a final decree to close the case.


DATED: ____________________________            THE L.L. KNICKERBOCKER C0., INC.,
                                               a California Corporation

                                                         SEE FACSIMILE
                                                       SIGNATURE ATTACHED
                                               By:______________________________
                                                       Anthony P. Shutts

Presented by:
WINTHROP COUCHOT
PROFESSIONAL CORPORATION

           SEE FACSIMILE
         SIGNATURE ATTACHED
By:_______________________________
         Paul J. Couchot
         Charles Liu

Attorneys for Debtor and Debtor in Possession


Presented by:
MARSHACK, SHULMAN, HODGES & BASTIAN



By:_______________________________
          Leonard Shulman
Attorneys for the Committee

                              EXHIBIT 1 - PAGE 38

         E.       FINAL DECREE
                  ------------

         Once the Estate has been fully administered as referred to in Bankruptcy Rule 3022, the Plan Proponent, or other party as the Court shall designate in the Plan Confirmation Order, shall file a motion with the Court to obtain a final decree to close the case.


DATED: ____________________________           THE L.L. KNICKERBOCKER C0., INC.,
                                              a California Corporation



                                              By: /S/ JOHN M. WOLFE, resp. party
                                                 ------------------------------


Presented by:
WINTHROP COUCHOT
PROFESSIONAL CORPORATION

           SEE FACSIMILE
         SIGNATURE ATTACHED
By:_______________________________
         Paul J. Couchot
         Charles Liu

Attorneys for Debtor and Debtor in Possession


Presented by:
MARSHACK, SHULMAN, HODGES & BASTIAN



By:_______________________________
          Leonard Shulman
Attorneys for the Committee

                              EXHIBIT 1 - PAGE 39

         E.       FINAL DECREE
                  ------------

         Once the Estate has been fully administered as referred to in Bankruptcy Rule 3022, the Plan Proponent, or other party as the Court shall designate in the Plan Confirmation Order, shall file a motion with the Court to obtain a final decree to close the case.


DATED: ____________________________            THE L.L. KNICKERBOCKER C0., INC.,
                                               a California Corporation



                                               By:______________________________
                                                       Anthony P. Shutts

Presented by:
WINTHROP COUCHOT
PROFESSIONAL CORPORATION



By: /S/ CHARLES LIU
   -------------------------------
         Paul J. Couchot
         Charles Liu

Attorneys for Debtor and Debtor in Possession


Presented by:
MARSHACK, SHULMAN, HODGES & BASTIAN



By: /S/ LEONARD SHULMAN
   -------------------------------
          Leonard Shulman
Attorneys for the Committee

                              EXHIBIT 1 - PAGE 40